                                 EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated March 21, 1997 on our audits of the consolidated financial statements of RailAmerica, Inc. and Subsidiaries as of December 31, 1996 and 1995 and for the years then ended, appearing in the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."



 /s/ Coopers & Lybrand
--------------------------------
COOPERS & LYBRAND


West Palm Beach, Florida
May 7, 1997






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